EXHIBIT 23.1


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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of Biocurex, Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 50,000,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                    Very Truly Yours,

                                    HART & TRINEN, L.L.P.


                                    By  /s/ William T. Hart
                                        -------------------------
                                        William T. Hart


Denver, Colorado
September 11, 2012



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